SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Date  of  Report  (Date  of  earliest  event  reported)     JUNE 10, 2005
                                                                 -------------

                                 I/OMAGIC CORPORATION
                                 --------------------
             (Exact name of registrant as specified in its charter)

            NEVADA                000-27267            33-0773180
 ----------------------------     ---------            ----------
 (State or other jurisdiction    (Commission           (IRS Employer
      of incorporation)          File Number)        Identification No.)

                    4  MARCONI,  IRVINE,  CALIFORNIA         92618
                    ---------------------------------     -----------
               (Address of principal  executive  offices) (Zip  Code)

Registrant's  telephone  number,  including  area  code      (949)  707-4800
                                                             ---------------
                                    NOT APPLICABLE
                                    --------------
          (Former  name  or  former  address,  if  changed  since  last  report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01.     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     On March 9, 2005, the Company entered into a Loan and Security Agreement (the "Loan Agreement") for an asset-based line of credit with GMAC Commercial Finance LLC ("GMAC"). The line of credit allows the Company to borrow up to a maximum of $10.0 million. The line of credit expires on March 9, 2008 and is secured by substantially all of the Company's assets.

     On June 30, 2005, the Company entered into a First Amendment to Loan and Security Agreement (the "Amendment") with GMAC that amended a certain financial covenant under the Loan Agreement. The Loan Agreement was amended to exclude the Company's Fixed Charge Coverage Ratio financial covenant for the Measurement Periods ended April 30 and May 31, 2005. As of June 10, 2005, the Company was in breach of the Fixed Charge Coverage Ratio financial covenant for the Measurement Period ended April 30, 2005; however, as a result of the Amendment, the Company is no longer in breach of this covenant. The Company did not breach the Fixed Charge Coverage Ratio financial covenant for the Measurement Period ended May 31, 2005.



ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

     Item  1.01  above  is  incorporate  herein  by  reference.

     Under the Loan Agreement, the Company was required to maintain a specified Fixed Charge Coverage Ratio for the Measurement Periods ended April 30 and May 31, 2005. On June 10, 2005, the Company breached the Fixed Charge Coverage Ratio financial covenant for the Measurement Period ended April 30, 2005. The covenant required a Fixed Charge Coverage Ratio of at least 1.0 to 1.0, calculated based on the Company's earnings before interest, taxes, depreciation and amortization. As of the Measurement Period ended April 30, 2005, the Company's Fixed Charge Coverage Ratio was negative 5.4 to 1.0. As of June 10, 2005, the Company owed approximately $3,172,721 under its credit facility with GMAC. Under the terms of the Loan Agreement, in an event of default, including as a result of the Company's failure to maintain the required Fixed Charge Coverage Ratio for certain specified Measurement Periods, GMAC has the option to declare all obligations under the Loan Agreement immediately due and payable in full, cease making loans or advances under the Loan Agreement, terminate the Loan Agreement, and take all necessary actions to protect its security interest in the Company's assets. As a result of the Amendment described in Item 1.01 above, the Company is no longer in breach of the Fixed Charge Coverage Ratio financial covenant.

ITEM  9.01.     FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial  Statements  of  Businesses  Acquired.
             -----------------------------------------------
             Not  applicable.

     (b)     Pro  Forma  Financial  Information.
             ----------------------------------
             Not  applicable.

     (c)     Exhibits.
             --------
             Number     Description
             ------     -----------

             10.1 First Amendment to Loan and Security Agreement between GMAC Commercial Finance LLC and I/OMagic Corporation dated June 30, 2005*

----------------
(*)   Incorporated  by  reference  to the Registrant's registration statement on
Form S-1/A No. 5 filed by the Registrant with the Securities and Exchange Commission on July 5, 2005 (Reg. No. 333-115208).

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July  7,  2005                     I/OMAGIC  CORPORATION

                                          By:     /s/  STEVE  GILLINGS
                                                 -------------------------
                                                 Steve  Gillings,
                                                 Chief  Financial  Officer